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                                                          Exhibit 15
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                                                May 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            RE:   Unit Corporation

                  Registration on Form S-8 and S-3



We are aware that our report dated April 27, 2000 on our review of interim financial information of Unit Corporation for the three month period ended March 31, 2000 and included in the Company's Form 10-Q for the quarter ended March 31, 2000 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and
33-53542), Form S-3 (File No.'s 333-42341, 333-83551 and 333-89353).



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